EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1/A of our report dated July 31, 2018, relating to our audits of the December 31, 2017 and 2016 financial statements of Jacksam Corporation, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ L&L CPAS, PA L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

January 15, 2019